Exhibit 4.17.1

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (the “Amendment”) is made as of May 24, 2005, by and between AEROGEN, INC., a Delaware corporation (the “Company”), Xmark Fund L.P., a Delaware Limited Partnership (“Xmark LP”), Xmark Fund, Ltd., a Cayman Islands exempted company (together with Xmark LP, the “Lead Investor”) and the other Investors listed as signatories hereto (“Other investors”).  Capitalized terms  not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights  Agreement (defined below).

WHEREAS, the Investors and the Company agreed to the purchase and sale of Preferred Stock and Warrants (the “Securities”) pursuant to that certain Purchase Agreement dated as of March 11, 2004 (the “Purchase Agreement”) and agreed to provide the Investors with registration rights set forth in that certain Registration Rights Agreement dated March 22, 2004 (the “Registration Rights Agreement”);

WHEREAS, the Company filed a Registration Statement as required by the Registration Rights Agreement and such Registration Statement is currently effective;

WHEREAS, the Registration Rights Agreement provides for the Company to pay liquidated damages (the “Liquidated Damages”) to each Holder if sales cannot be made pursuant to the Registration Statement for any reason except for an Allowed Delay;

WHEREAS, it is the intent of the parties is that the Liquidated Damages apply only to the Series A-1 Convertible Preferred Stock and not to the Warrants and the parties wish to clarify the Registration Rights Agreement in this regard; and

WHEREAS, Section 7(a) of the Registration Rights Agreement provides that it may be amended by a writing signed by the Company and the Requisite Holders, which is defined by reference to the  Purchase Agreement as (i) the holders of at least a majority of the then outstanding shares of Preferred Stock and (ii) the Lead Investor, so long as the Lead Investor owns at least 80,000 shares of Preferred Stock (appropriately adjusted for any stock dividend, stock split, reverse stock split, reclassification, stock combination or other recapitalization occurring after the date of the Purchase Agreement);

NOW, THEREFORE, for good and valuable consideration, and intending to be legally bound, each of the Company, the Lead Investor and the Other Investors agree as follows:

1.  The definition of “Holders” shall be amended in its entirety to read as follows:

                                                “Holder” or “Holders” shall mean the Investors, the Lead Investor and any Affiliate or permitted transferee thereof who is a subsequent holder of any Preferred Stock.

2. Section 2(c)(i) of the Registration Rights Agreement shall be amended in its entirety to read as follows:

“(c)                            Effectiveness.

(i)                                     The Company shall use its best efforts to have the Registration Statement declared effective not later than the earlier to occur of (x) the 180th day immediately following the Signing Date, (y) the 90th day immediately following the Second Closing Date, or (z) five (5) Business Days following the Company’s receipt of a no-review letter from the SEC relating to the Registration Statement; provided, however, if the Registration Statement is not declared effective within the time period set forth above, the Company shall continue to use its best efforts to have the Registration Statement declared effective as soon as possible thereafter.  If (A) the Registration Statement has not been declared effective by the earlier of (y) or (z) in the preceding sentence, or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including, without limitation, by reason of a stop order, or the Company’s failure to update the Registration Statement), but except as excused pursuant to subsection (ii) below, then the Company will make pro rata payments to each Holder, as liquidated damages and not as a penalty, in an amount equal to $0.45 multiplied by the number of shares of Preferred Stock held by such Holder, for each 10-day period or pro rata for any portion thereof following the date (1) by which such Registration Statement should have been effective as described in (A) above had the Company used its best efforts to have the Registration Statement declared effective or (2) sales cannot be made pursuant to such Registration Statement after it has been declared effective as described in (B) above (the “Blackout Period”).  Such payments shall be in partial compensation to the Holders, and shall not constitute the Holders’ exclusive remedy for such events.  The Blackout Period shall terminate upon (x) the effectiveness of the Registration Statement in the case of (A) above; and (y) the Registration Statement again being available for sales by the Holders in the case of (B) above.  The amounts payable as liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States, and amounts payable as liquidated damages shall be paid within two (2) Business Days of the last day of each 10-day period following the commencement of the Blackout Period until the termination of the Blackout Period.  For clarity, the liquidated damages payments referred to above are payable to Holders solely based on the number of shares of Preferred Stock held, irrespective of  any Warrants held or the number of shares of Common Stock held from the exercise of Warrants.  No liquidated damages shall be payable solely from the failure to maintain an effective Registration Statement covering the resale of Common Stock held from the exercise of Warrants.”

3. Section 2(a)(ii) of the Registration Rights Agreement shall be amended in its entirety to read as follows:

“(ii)                            Additional Registrable Securities.  Upon the written demand of the Lead Investor and upon any change in the “Series A-1 Conversion Price” (as that term is defined in the Certificate of Designations) or the number of “Warrant Shares” (as that term is defined in the Warrants) purchasable under the Warrants such that additional shares of Common Stock become issuable upon conversion of the outstanding Series A-1 Preferred Stock or exercise of such Warrants, the Company shall prepare and file with the SEC one or more Registration Statements on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of Registration Statement as is then available, subject to the Requisite Holders’ consent, to effect a registration for resale of such additional shares of Common Stock (the “Additional Shares”)) covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement.  Such Registration Statement shall include the plan of distribution attached hereto as Exhibit A.  Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares.  The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Holders and their counsel prior to its filing or other submission.  If a Registration Statement covering the Additional Shares is required to be filed under this Section 2(a)(ii) and is not filed with the SEC within ten (10) days of the request of any Holder, the Company will make pro rata payments to each Holder, as liquidated damages and not as a penalty, in an amount equal to $0.45 multiplied by the number of shares of Preferred Stock held by such Holder, for each 10-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Additional Shares.  The amounts payable as liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States, and amounts payable as liquidated damages shall be paid within two (2) Business Days of the last day of each such 10-day period during which the Registration Statement should have been filed for which no Registration Statement was filed with respect to the Additional Shares.  For clarity, any liquidated damages payable hereunder are payable to Holders solely based on the number of shares of Preferred Stock held.  No liquidated damages shall be payable solely from the failure to maintain an effective Registration Statement covering the resale of Common Stock held from the exercise of Warrants.”

4.                                      Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.                                      Severability.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT as of the date set forth in the first paragraph hereof.

COMPANY:		LEAD INVESTOR:

AEROGEN, INC.

By:	/s/ Robert S. Breuil	By:	/s/ Mitchell D. Kaye
	Robert S. Breuil		Mitchell D. Kaye
	Chief Financial Officer		Chief Investment Officer

OTHER INVESTORS:

By:	/s/ Carl Gordon

Name (please print): Carl Gordon

Title (if applicable): Partner, Orbimed

OTHER INVESTORS:

HEALTHCAP IV, L.P.

By:	/s/ Peder Fredrikson

By: HealthCap IV GP SA

Name: Peder Fredrikson

Title: Director

OTHER INVESTORS:

HEALTHCAP IV BIS, L.P.

By:	/s/ Peder Fredrikson

By: HealthCap IV GP SA

Name: Peder Fredrikson

Title: Director

OTHER INVESTORS:

HEALTHCAP IV KB BY HEALTHCAP IV GP AB

By:	/s/ Staffan Lindstrand /s/ Magnus Persson

Name: Staffan Lindstrand Magnus Persson

Title: Partners

OTHER INVESTORS:

ODLANDER, FREDRIKSON & CO AB AS A MEMBER OF AND ON BEHALF OF ALL MEMBERS, IF ANY, OF THE OFCO CLUB IV

By:	/s/ Staffan Lindstrand /s/ Magnus Persson

Name: Staffan Lindstrand Magnus Persson

Title: Partners